Exhibit 10.13

Amendment No. 4

To the

LINCOLN NATIONAL CORPORATION

DEFERRED COMPENSATION &

SUPPLEMENTAL/EXCESS RETIREMENT PLAN

Amended and Restated Effective December 31, 2013

The Lincoln National Corporation Deferred Compensation & Supplemental/Excess Retirement Plan (the “Plan”) is amended effective January 1, 2018, except as otherwise provided, by:

1.	Amending Section 7.2(b)(iii) of the Plan in its entirety, effective as of January 1, 2019, to read as follows:

“(iii)it may not push the Participant’s Benefit Commencement Date past the year the Participant attains age 80.”

2.	Amending Section 7.4 of the Plan in its entirety, effective as of January 1, 2019, to read as follows:

“7.4Distributions Upon Death.  In the event of a Participant’s death, the Valuation Date for the Participant’s Account will be the date of the Participant’s death.  If payment of the Participant’s Account has not commenced as of the date of the Participant’s death, the Participant’s Account will be paid to the Participant’s Beneficiary in a cash lump sum as soon as administratively practicable after the Valuation Date, but in no event later than 90 days after the Valuation Date.

Notwithstanding the foregoing, in the event the Participant dies prior to January 1, 2019 but after distribution of a portion of the Participant’s Account has commenced in the form elected by the Participant pursuant to Section 7.2 above, that portion of the Account shall continue to be paid to the Participant's Beneficiary in the distribution form already begun, provided however that in the event of the Beneficiary’s death prior to full payment of the Participant’s Account to such Beneficiary, any remaining Account balance shall be valued as of the date of the Beneficiary’s death and shall be paid in a lump sum to the Beneficiary’s estate within 90 days after the date of the Beneficiary’s death.

Notwithstanding the foregoing, in the event the Participant dies after December 31, 2018 and, as of the date of the Participant’s death, distribution of a portion of the Participant’s Account has commenced in the form elected by the Participant pursuant to Section 7.2 above, any remaining Account balance shall be valued as of the date of the Participant’s death and shall paid in a lump sum to the Participant’s Beneficiary within 90 days after the date of the Participant’s death.

A Participant shall designate his Beneficiary in accordance with procedures established by the Benefits Administrator.  In the event that a Participant dies prior to his or her Benefit Commencement Date and has not properly designated a Beneficiary, or if no designated Beneficiary is living on the date of distribution, such amount shall be distributed to (i) the Participant’s spouse; (ii) if no spouse, to the Participant’s child or children in equal share (with the share of any deceased child distributed among descendants of that child); (iii), if none of the above, to the Participant’s parents in equal shares or the entire amount to the Participant’s surviving parent; (iv) if none of the above, to the Participant’s sibling(s) in equal share; and (v) if none of the above, to the executor or administrator of the Participant’s estate.”

3.	Amending Section 7.10 of the Plan in its entirety, effective January 1, 2019, to read as follows:

“7.10Hardship Withdrawals.

(a) Hardship Withdrawals Taken Prior to 2019.  Any Compensation Deferral Agreement in effect for a Participant taking a Hardship withdrawal from this Plan or the 401(k) Plan shall be automatically revoked under this Plan for the remainder of the calendar year.  In addition, the Participant shall be prohibited from entering into a Compensation Deferral Agreement under this Plan during the calendar year immediately after the calendar year in which the Hardship withdrawal occurred.  Only Accounts with Elective Deferrals and associated Matching Contributions are eligible for withdrawal upon the occurrence of a Hardship, provided the rules of Code section 409A are met for such a withdrawal.

(b)Hardship Withdrawals Taken After 2018.  Any Compensation Deferral Agreement in effect for a Participant taking a Hardship withdrawal from this Plan shall be automatically revoked under this Plan for the remainder of the calendar year.  Only Accounts with Elective Deferrals and associated Matching Contributions are eligible for withdrawal upon the occurrence of a Hardship, provided the rules of Code section 409A are met for such a withdrawal.”

4.	Amending Section 10.12(b)(ii) of the Plan in its entirety to read as follows:

“(ii)Valuation.  The lump sum shall be valued within a reasonable period of time prior to the date that the payment to the alternate payee is actually issued by the Plan.”

5.	In all other respects, said Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the President and Chief Executive Officer of the Company has executed this Amendment this 19th day of December 2018.

LINCOLN NATIONAL CORPORATION

/s/ Dennis R. Glass

By:  Dennis R. Glass

Its:   President and Chief Executive Officer